EXECUTION VERSION

                                                                    Exhibit 4(b)



                          HANGER ORTHOPEDIC GROUP, INC.

                          10 3/8% SENIOR NOTES DUE 2009

                          REGISTRATION RIGHTS AGREEMENT

                                                               February 15, 2002

Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
BNP Paribas Securities Corp.
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

       Hanger Orthopedic Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell (the "Initial Placement") to Lehman Brothers Inc., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and BNP Paribas Securities Corp. (the "Initial Purchasers"), upon terms set forth in a purchase agreement dated as of February 8, 2002 (the "Purchase Agreement") among the Company, the subsidiary guarantors named therein (the "Guarantors") and the Initial Purchasers, $200,000,000 of its 10 3/8% Senior Notes due 2009 (the "Initial Notes"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and purchase the Initial Notes and in satisfaction of a condition to the Initial Purchasers' obligations under the Purchase Agreement, the Company and the Guarantors agree with each of the Initial Purchasers for the benefit of the holders from time to time of the Initial Notes (including the Initial Purchasers and the Market Maker (as defined below)) (each of the foregoing a "Holder" and together the "Holders"), as follows:

       1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

              "Affiliate" of any specified person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

              "Closing Date" has the meaning set forth in the Purchase
       Agreement.

              "Commission" means the Securities and Exchange Commission.

              "Company" has the meaning set forth in the preamble hereto.


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              "Damages Payment Date" means, with respect to the Initial Notes, each date on which interest is paid in accordance with the Indenture.

              "Delay Period" has the meaning set forth in Section 5(i) hereof.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

              "Exchange Offer" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of Exchange Notes.

              "Exchange Offer Consummation Deadline" has the meaning set forth in Section 2(a) hereof.

              "Exchange Offer Effectiveness Deadline" has the meaning set forth in Section 2(a) hereof.

              "Exchange Offer Filing Deadline" has the meaning set forth in
       Section 2(a) hereof.

              "Exchange Offer Registration Period" means the longer of (A) the period until the expiration of the Exchange Offer and (B) two years after effectiveness of the Exchange Offer Registration Statement, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement; provided, however, that in the event that all resales of Exchange Notes (including, subject to the time periods set forth herein, any resales by Exchanging Dealers) covered by such Exchange Offer Registration Statement have been made, the Exchange Offer Registration Statement need not remain continuously effective for the period set forth in clause (B) above.

              "Exchange Offer Registration Statement" means a Registration Statement of the Company on an appropriate form under the Securities Act with respect to the Exchange Offer, all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

              "Exchange Notes" means securities issued by the Company, identical in all material respects to the Notes to be issued under the Indenture.

              "Exchanging Dealer" means any Holder (which may include the Initial Purchasers) that is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities for Exchange Notes.

              "Guarantors" has the meaning set forth in the preamble hereto.

              "Holder" has the meaning set forth in the preamble hereto.

              "Indenture" means the Indenture, dated as of February 15, 2002, among the Company, the Guarantors and Wilmington Trust Company, as trustee, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

              "Initial Notes" means the 10 3/8% Senior Notes due 2009, of the same series under the Indenture as the Exchange Notes, for so long as such securities constitute Transfer Restricted Securities.

              "Initial Placement" has the meaning set forth in the preamble hereto.

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              "Initial Purchasers" has the meaning set forth in the preamble hereto.

              "Losses" has the meaning set forth in Section 7(d) hereto.

              "Majority Holders" means the Holders of a majority of the aggregate principal amount of Notes registered under a Registration Statement.

              "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering under a Shelf Registration Statement.

              "Market-Making Registration Statement" has the meaning set forth in Section 3(a) hereto.

              "Market Maker" has the meaning set forth in Section 3(a) hereto.

              "Notes" means the Initial Notes and Exchange Notes.

              "Offering Memorandum" has the meaning set forth in the Purchase Agreement.

              "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

              "Purchase Agreement" has the meaning set forth in the preamble hereto.

              "Registration Default" has the meaning set forth in Section 6(b) hereof.

              "Registration Statement" means any Exchange Offer Registration Statement, Market-Making Registration Statement or Shelf Registration Statement pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

              "Shelf Effectiveness Deadline" has the meaning set forth in
       Section 4(b) hereof.

              "Shelf Filing Deadline" has the meaning set forth in Section 4(a) hereof.

              "Shelf Registration" means a registration effected pursuant to
       Section 4 hereof.

              "Shelf Registration Period" has the meaning set forth in Section 4(b) hereof.

              "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 4 hereof, which covers some or all of the Notes or Exchange Notes, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

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

              "Transfer Restricted Securities" means each Note until: (i) the date on which such Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer; (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

              "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

              "Trustee" means Wilmington Trust Company and any successors thereto.

              "Underwriter" means any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

              "Underwritten Registration" or "Underwritten Offering" means a registration in which the Notes of the Company are sold to an underwriter for reoffering to the public.

       2. Exchange Offer; Resales of Exchange Notes by Exchanging Dealers; Private Exchange.

              (a) The Company and the Guarantors shall prepare and file with the Commission the Exchange Offer Registration Statement with respect to the Exchange Offer on or prior to the 90th calendar day after the Closing Date (the "Exchange Offer Filing Deadline"). The Company and the Guarantors shall use their respective best efforts (i) to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to the 150th calendar day following the Closing Date (the "Exchange Offer Effectiveness Deadline") and remain effective until the closing of the Exchange Offer and (ii) to consummate the Exchange Offer on or prior to the 30th Business Day following the date on which the Exchange Offer Registration Statement was declared effective by the Commission (the "Exchange Offer Consummation Deadline").

              (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder (x) is not an "affiliate" of the Company within the meaning of the Securities Act, (y) is not a broker-dealer that acquired the Notes in a transaction other than as a part of its market-making or other trading activities and
       (z) if such Holder is not a broker-dealer, acquires the Exchange Notes in the ordinary course of such Holder's business, is not participating in the distribution of the Exchange Notes and has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes) to resell such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

              (c) In connection with the Exchange Offer, the Company shall mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents, stating, in addition to such other disclosures as are required by applicable law:

                     (i) that the Exchange Offer is being made pursuant to this
              Agreement and that all Notes validly tendered will be accepted for exchange;

                     (ii) the dates of acceptance for exchange;

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

                     (iii) that any Notes not tendered will remain outstanding
              and continue to accrue interest, but will not retain any rights under this Agreement;

                     (iv) that Holders electing to have Notes exchanged pursuant to the Exchange Offer will be required to surrender such Notes, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last day of acceptance for exchange; and

                     (v) that Holders will be entitled to withdraw their
              election, not later than the close of business on the last day of acceptance for exchange, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New
              York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the aggregate principal amount of Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Notes exchanged; and shall keep the Exchange Offer open for acceptance for not less than 20 days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders; utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and comply in all respects with all applicable laws relating to the Exchange Offer.

              (d) As soon as practicable after the close of the Exchange Offer, the Company shall:

                     (i) accept for exchange all Notes duly tendered and not
              validly withdrawn pursuant to the Exchange Offer;

                     (ii) deliver to the Trustee for cancellation all Notes so
              accepted for exchange; and

                     (iii) cause the Trustee promptly to authenticate and
              deliver to each Holder Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

              (e) The Initial Purchasers, the Company and the Guarantors acknowledge that, pursuant to interpretations by the staff of the Commission of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Notes received by such Exchanging Dealer pursuant to the Exchange Offer in exchange for Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company and the Guarantors shall:

                     (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Exchange Offer; and

                     (ii) use their respective best efforts to keep the Exchange
              Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period for delivery of the Prospectus included therein by Exchanging Dealers in connection with sales of Exchange Notes received pursuant to the Exchange Offer, as contemplated by Section 5(h) below; provided, however, that the Company and the Guarantors shall not be required to maintain the effectiveness of the Exchange Offer Registration Statement for more than 30 days following the expiration of

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

              the Exchange Offer unless the Company and the Guarantors have been notified in writing on or prior to the 30th day following the expiration of the Exchange Offer by one or more Exchanging Dealers that such Holder has received Exchange Notes as to which it will be required to deliver a Prospectus upon resale.

              (f) In the event that an Initial Purchaser determines that it is not eligible to participate in the Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, upon the effectiveness of the Shelf Registration Statement as contemplated by
       Section 4 hereof and at the request of the Initial Purchasers, the Company and the Guarantors shall issue and deliver to the Initial Purchasers, or to the party purchasing Initial Notes registered under the Shelf Registration Statement from the Initial Purchasers, in exchange for such Initial Notes, a like principal amount of Exchange Notes. The Company and the Guarantors shall use their respective best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Exchange Offer.

              (g) The Company and the Guarantors shall use their respective best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company or any of the Guarantors to proceed with the Exchange Offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company or any of the Guarantors, and (iii) all governmental approvals shall have been obtained, which approvals the Company and the Guarantors deem necessary for the consummation of the Exchange Offer. The Company and the Guarantors shall inform the Initial Purchasers, upon their request, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Notes in the Exchange Offer.

              (h) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company and the Guarantors, prior to the expiration thereof, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company or any of the Guarantors, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's and the Guarantors' preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any broker-dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5,
       1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company and the Guarantors.

       3. Market-Making Registration Statement.


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              (a) For so long as any of the Notes are outstanding and J.P.
       Morgan Securities Inc. (the "Market Maker") or any of its affiliates (as defined in the rules and regulations of the Commission under the Securities Act) owns any equity securities of the Company or the Guarantors and proposes to make a market in the Notes as part of its business in the ordinary course, the following provisions shall apply for the sole benefit of the Market Maker:

                     (i) The Company and the Guarantors shall prepare and file
              with the Commission a Registration Statement (the "Market-Making Registration Statement") (which may be the same Registration Statement as the Exchange Offer Registration Statement or the Shelf Registration Statement, if permitted by the rules and regulations of the Commission) on the date that the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, is filed with the Commission covering sales of the Notes by the Market Maker. The Company and the Guarantors shall use their respective best efforts to cause such Market-Making Registration Statement to be declared effective by the Commission on or prior to the expiration of the Exchange Offer.

                     (ii) The Company and the Guarantors shall also: (A)
              periodically amend the Market-Making Registration Statement so that the information contained therein complies with the requirements of Section 10(a) under the Securities Act; (B) within 45 days following the end of each of the Company's fiscal quarters (if requested by the Market Maker), file a supplement to the Prospectus contained in the Market-Making Registration Statement which sets forth the financial results of the Company for such quarter; (C) amend the Market-Making Registration Statement or supplement the related Prospectus when necessary to reflect any material changes in the information provided therein; and (D) amend the Market-Making Registration Statement when required to do so in order to comply with Section 10(a)(3) of the Securities Act; provided, however, that (1) prior to filing the Market-Making Registration Statement, any amendment thereto or any supplement to the related Prospectus, the Company and the Guarantors will furnish to the Market Maker copies of all such documents proposed to be filed, which documents will be subject to the review of the Market Maker and its counsel, (2) the Company and the Guarantors will not file the Market-Making Registration Statement, any amendment thereto or any supplement to the related Prospectus to which the Market Maker and its counsel shall reasonably object unless the Company and the Guarantors are advised by their counsel that such Market-Making Registration Statement, amendment or supplement is required to be filed, and (3) the Company and the Guarantors will provide the Market Maker and its counsel with copies of the Market-Making Registration Statement and each amendment and supplement filed.

                     (iii) If at any time the Company becomes no longer eligible to use Form S-3 under the Securities Act with respect to sales of the Notes, the Company and the Guarantors shall file a post-effective amendment to the Market-Making Registration Statement to convert it to a Form S-1 registration statement as soon as practicable.

                     (iv) The Company and the Guarantors shall notify the Market
              Maker and, if requested by the Market Maker, confirm such advice in writing, (A) when the Market-Making Registration Statement, any amendment or post-effective amendment thereto and any amendment or supplement to the related Prospectus has been filed and, with respect to the Market-Making Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for any post-effective amendment to the Market-Making Registration Statement, any amendment or supplement to the related Prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Market-Making Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company and the Guarantors of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (E) of the happening of any event which

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              makes any statement made in the Market-Making Registration
              Statement, the related Prospectus or any amendment or supplement thereto untrue or which requires the making of any changes in the Market-Making Registration Statement, the related Prospectus or any amendment or supplement thereto in order to make the statements therein not misleading; and (F) of any advice from a nationally recognized statistical rating organization that such organization has placed the Company under surveillance or review with negative implications or has determined to downgrade the rating of the Notes or any other debt obligation of the Company, whether or not such downgrade shall have been publicly announced.

                     (v) If any event contemplated by clauses (a)(iv)(B) through
              (E) of this Section 3 occurs during the period for which the Company and the Guarantors are required to maintain an effective Market-Making Registration Statement, the Company and the Guarantors shall promptly prepare and file with the Commission a post-effective amendment to the Market-Making Registration Statement or a supplement to the related Prospectus or file any other required document so that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     (vi) In the event of the issuance of any stop order
              suspending the effectiveness of the Market-Making Registration Statement or of any order suspending the qualification of the Notes for sale in any jurisdiction, the Company and the Guarantors shall use promptly their best efforts to obtain its withdrawal.

                     (vii) The Company and the Guarantors shall furnish to the
              Market Maker, without charge, (A) at least one conformed copy of the Market-Making Registration Statement and any amendment or post-effective amendment thereto; and (B) as many copies of the related Prospectus and any amendment or supplement thereto as the Market Maker may reasonably request.

                     (viii) The Company and the Guarantors shall consent to the use of the Prospectus contained in the Market-Making Registration Statement or any amendment or supplement thereto by the Market Maker in connection with the offering and sale of the Notes.

                     (ix) For so long as any Notes are outstanding, the Company and the Guarantors shall furnish to the Market Maker (A) as soon as practicable after the end of each of the Company's fiscal years, the number of copies reasonably requested by the Market Maker of the Company's annual report for such year, (B) as soon as available, the number of copies reasonably requested by the Market Maker of each report (including, without limitation, reports on Forms 10-K, 10-Q and 8-K) or definitive proxy statements of the Company filed under the Exchange Act or mailed to stockholders, and (C) all public reports and all reports and financial statements furnished by the Company and the Guarantors to the New York Stock Exchange or any U.S. national securities exchange or quotation service upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or quotation service or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

              (b) Prior to the effective date of the Market-Making Registration Statement, the Company and the Guarantors will use their respective best efforts to register or qualify, or cooperate with the Market Maker and its counsel in connection with the registration or qualification of, the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Market Maker reasonably requests, and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes covered by the Market-Making Registration Statement, provided that none of the Company or any of the

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       Guarantors will be required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any action that would subject it to general service of process in any such jurisdiction where it is not so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

              (c) Each of the Company and the Guarantors represents that the Market-Making Registration Statement, any amendments or post-effective amendments thereto, any amendments or supplements to the related Prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder and will not, as of the effective date of the Market-Making Registration Statement or such post-effective amendments and as of the filing date of amendments or supplements to such Prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Market-Making Registration Statement or the related Prospectus in reliance upon and in conformity with written information furnished to the Company and the Guarantors by the Market Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the market-making activities of the Marker Maker to be set forth on the cover page and in the "Plan of Distribution" section of the Prospectus.

              (d) At the time of effectiveness of the Market-Making Registration Statement and each time that the Market-Making Registration Statement or the related Prospectus shall be amended or such Prospectus shall be supplemented, the Company and the Guarantors shall concurrently therewith (if requested by the Market Maker) furnish the Market Maker and its counsel with a certificate of the Company's chief executive officer and chief financial officer to the effect that:

                     (i) The Market-Making Registration Statement has been
              declared effective by the Commission under the Securities Act as of the date and time specified in such certificate;

                     (ii) In the case of a post-effective amendment to the
              Market-Making Registration Statement, such post-effective amendment has become effective under the Securities Act as of the date and time specified in such certificate;

                     (iii) In the case of an amendment or supplement to the
              Prospectus contained in the Market-Making Registration Statement, such supplement was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such certificate on the date specified therein;

                     (iv) To the knowledge of such officers, no stop order
              suspending the effectiveness of the Market-Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; and

                     (v) Such officers have carefully examined the Market-Making
              Registration Statement and the related Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and as of the date of the Market-Making Registration Statement or such amendment or supplement, as applicable, the Market-Making Registration Statement and the related Prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.



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

              (e) At the time of effectiveness of the Market-Making Registration Statement and each time that the Market-Making Registration Statement or the related Prospectus shall be amended or such Prospectus shall be supplemented, the Company and the Guarantors shall concurrently therewith (if requested by the Market Maker) furnish the Market Maker and its counsel with the written opinion of counsel for the Company and the Guarantors satisfactory to the Market Maker to the effect that:

                     (i) The Market-Making Registration Statement has been
              declared effective by the Commission under the Securities Act as of the date and time specified in that opinion;

                     (ii) In the case of a post-effective amendment to the
              Market-Making Registration Statement, such post-effective amendment has become effective under the Securities Act as of the date and time specified in that opinion;

                     (iii) In the case of an amendment or supplement to the
              Prospectus contained in the Market-Making Registration Statement, such supplement was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein;

                     (iv) To the knowledge of such counsel, no stop order
              suspending the effectiveness of the Market-Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; and

                     (v) Such counsel has reviewed the Market-Making
              Registration Statement and the related Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and participated with officers of the Company and the Guarantors and their independent public accountants in the preparation of the Market-Making Registration Statement and such Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and has no reason to believe that as of the date of the Market-Making Registration Statement or such amendment or supplement, as applicable, the Market-Making Registration Statement, as amended, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the related Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (f) At the time of effectiveness of the Market-Making Registration Statement and concurrently each time that the Market-Making Registration Statement or the related Prospectus shall be amended or such Prospectus shall be supplemented to include audited annual financial information, the Company and the Guarantors shall (if requested by the Market Maker) furnish the Market Maker and its counsel with a letter from PricewaterhouseCoopers LLP (or other independent public accountants for the Company of nationally recognized standing), in form satisfactory to the Market Maker, addressed to the Market Maker and dated the date of delivery of such letter, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and
       (ii) in all other respects, substantially in the form of the letter delivered to the Initial Purchasers pursuant to Section 7(i) of the Purchase Agreement with, in the case of an amendment or supplement to include audited financial information, such changes as may be necessary to reflect the amended or supplemental financial information.

              (g) The agreements contained in this Section 3 and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

              (h) For purposes of this Section 3, any reference to the terms "amend," "amendment" or "supplement" with respect to the Market-Making Registration Statement or the Prospectus contained therein shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference.

       4. Shelf Registration. If (i) the Company and the Guarantors are not required to file the Exchange Offer Registration Statement, (ii) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company and the Guarantors determine upon advice of their outside counsel that they are not permitted to effect the Exchange Offer as contemplated by
Section 2 hereof, or (iii) any Holder of Transfer Restricted Securities notifies the Company and the Guarantors prior to the 20th day following the expiration of the Exchange Offer that: (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a Prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is an Exchanging Dealer and holds Initial Notes acquired directly from the Company and the Guarantors or one of their Affiliates (it being understood that, for purposes of this Section 4, (x) the requirement that the Initial Purchasers deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Securities Act in connection with sales of Exchange Notes acquired in exchange for such Notes shall result in such Exchange Notes being not "freely tradeable," and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradeable"), the following provisions shall apply:

              (a) The Company and the Guarantors shall prepare and file with the Commission, on or prior to the 30th calendar day after such filing obligation arises (the "Shelf Filing Deadline"), a Shelf Registration Statement relating to the offer and sale of the Notes or the Exchange Notes, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and Rule 415 under the Securities Act; provided that, with respect to Exchange Notes received by the Initial Purchasers in exchange for Initial Notes constituting any portion of an unsold allotment, the Company and the Guarantors may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

              (b) The Company and the Guarantors shall use their respective best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 90th calendar day after the Shelf Registration Statement is required to be filed under this
       Section 4 (the "Shelf Effectiveness Deadline") and to keep such Shelf Registration Statement continuously effective in order to permit the Prospectus contained therein to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Initial Notes or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company and the Guarantors shall be deemed not to have used their respective best efforts to keep the Shelf Registration Statement effective during the requisite period if the Company or any of the Guarantors voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (i) such action is required by applicable law, (ii) the Company and the Guarantors comply with this Agreement or (iii) such action is taken by the Company or any of the Guarantors in good faith and for valid business reasons (not including avoidance of the Company's and the Guarantors' obligations hereunder), including the acquisition or divestiture of assets, so long as the Company and the Guarantors promptly thereafter comply with the requirements of Section 5(m) hereof, if applicable.

       5. Registration Procedures. In connection with any Exchange Offer Registration Statement and any Shelf Registration Statement, the following provisions shall apply:

              (a) The Company and the Guarantors shall, within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Majority Holders and their counsel, upon their request) and make such representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Majority Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Majority Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Majority Holders or their counsel) shall object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Majority Holders and their counsel, upon their request)) which counsel to the Company and the Guarantors shall advise the Company and the Guarantors, in the form of a written opinion, is required in order to comply with applicable law; the Initial Purchasers agree that if they receive timely notice and drafts under this clause (a), they will not take actions or make objections pursuant to this clause (a) such that the Company and the Guarantors are unable to comply with its obligations under Section 2.

              (b) The Company and the Guarantors shall ensure that:

                     (i) any Registration Statement and any amendment thereto
              and any Prospectus contained therein and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder;

                     (ii) any Registration Statement and any amendment thereto
              does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                     (iii) any Prospectus forming part of any Registration
              Statement, including any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (c) (1) The Company and the Guarantors shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of Initial Notes covered thereby, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing:

                     (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                     (ii) of any request by the Commission for amendments or
              supplements to the Registration Statement or the Prospectus included therein or for additional information.

                  (2) During the Shelf Registration Period or the Exchange Offer Registration Period, as applicable, the Company and the Guarantors shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of Initial Notes or Exchange Notes covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer that has provided in writing to the Company and the Guarantors a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder or Exchanging Dealer, confirm such advice in writing:

                     (i) of the issuance by the Commission of any stop order
              suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                     (ii) of the receipt by the Company and the Guarantors of
              any notification with respect to the suspension of the qualification of the Initial Notes or Exchange Notes included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                     (iii) of the happening of any event that requires the
              making of any changes in the Registration Statement or the Prospectus so that, as of such date, the Registration Statement or the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

              (d) The Company and the Guarantors shall use their respective best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

              (e) The Company and the Guarantors shall furnish to each Holder of Notes covered by any Shelf Registration Statement that so requests, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto.

              (f) The Company and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus or any amendment or supplement thereto.

              (g) The Company and the Guarantors shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein and, if the Exchanging Dealer so requests in writing, all exhibits thereto.

              (h) The Company and the Guarantors shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Notes received by it pursuant to the Exchange Offer; and the Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as provided in Section 2(e) above.

              (i) Each Holder of Notes and each Exchange Dealer agrees by its acquisition of such Notes by a Holder or Exchange Notes to be sold by such Exchange Dealer, as the case may be, that upon actual receipt of any notice from the Company (x) of the happening of any event of the kind described in paragraph (c)(2)(i), (c)(2)(ii), or (c)(2)(iii) of this
       Section 5, or (y) that the Board of Directors of the Company has resolved that the Company has a bona fide business purpose for doing so, then the Company may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration Statement, in all cases, for a period (a "Delay Period") expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder's or Exchange Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(m) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto, or (ii) in the case of the immediately preceding clause (y), the date which is the earlier of (A) the date on which such business purpose ceases to interfere with the Company's obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 60 days after the Company notifies the Holders of such good faith determination. There shall not be more than 60 days of Delay Periods during any 12-month period. Each of the Exchange Offer Registration Period or the Shelf Registration Period, if applicable, shall be extended by the number of days during any Delay Period. Any Delay Period will not alter the obligations of the Company and the Guarantors to pay Liquidated Damages under the circumstances set forth in
       Section 6 hereof.

              (j) Prior to the Exchange Offer or any other offering of Initial Notes or Exchange Notes pursuant to any Registration Statement, the Company and the Guarantors shall register or qualify or cooperate with the Holders of Notes included therein and their respective counsel in connection with the registration or qualification of such Initial Notes or Exchange Notes for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such states of the Notes covered by such Registration Statement; provided, however, that none of the Company or any of the Guarantors will be required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

              (k) The Company and the Guarantors shall issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company and the Guarantors by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation.

              (l) The Company and the Guarantors shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Initial Notes or Exchange Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in denominations of $1,000 or an integral multiple thereof and registered in such names as Holders may request prior to sales of Initial Notes or Exchange Notes pursuant to such Registration Statement.

              (m) Upon the occurrence of any event contemplated by paragraph
       (c)(2)(iii) of this Section 5, the Company and the Guarantors shall promptly prepare and file a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or any other required document so that, as thereafter delivered to purchasers of the Initial Notes or Exchange Notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, in the case of a Shelf Registration Statement, notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event. Notwithstanding the foregoing, the Company and the Guarantors shall not be required to amend or supplement a Shelf Registration Statement, any related Prospectus or any document incorporated therein by reference, for a period not to exceed an aggregate of 30 days in any calendar year, if the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations, or prospects of the Company and the Guarantors or the disclosure otherwise related to a pending material business transaction that has not yet been publicly disclosed.

              (n) Not later than the effective date of any such Registration Statement hereunder, the Company and the Guarantors shall provide a CUSIP number for the Initial Notes or Exchange Notes, as the case may be, registered under such Registration Statement, and provide the Trustee with certificates for such Initial Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

              (o) The Company and the Guarantors shall use their respective best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement meeting the requirements of Rule 158 under the Securities Act.

              (p) The Company and the Guarantors shall cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Initial Notes or Exchange Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

              (q) The Company and the Guarantors may require each Holder of Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Company and the Guarantors such information regarding the Holder and the distribution of such Initial Notes as the Company and the Guarantors may from time to time reasonably require for inclusion in such Registration Statement.

              (r) The Company and the Guarantors shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters, if any, and Majority Holders reasonably agree should be included therein, and shall make all required filings of such Prospectus supplement or post-effective amendment promptly upon notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

              (s) In the case of any Shelf Registration Statement, the Company and the Guarantors shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or to facilitate the registration or the disposition of any Initial Notes included therein, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Majority

       Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 7.

              (t) In the case of any Shelf Registration Statement, the Company and the Guarantors shall:

                     (i) make reasonably available for inspection by the Holders of Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries;

                     (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations and make such representatives of the Company as shall be reasonably requested by the Initial Purchasers or Managing Underwriters, if any, available for discussion of any such Registration Statement; provided, however, that any non-public information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality other than as a result of a disclosure of such information by any such Holder, underwriter, attorney, accountant or agent;

                     (iii) make such representations and warranties to the
              Holders of Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                     (iv) obtain opinions of counsel to the Company and the
              Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                     (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Notes registered thereunder (to the extent consistent with Statement on Auditing Standards No. 72 ("SAS 72") of the American Institute of Certified Public Accountants (AICPA)), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with similar underwritten offerings, or if the provision of such "cold comfort" letters is not permitted by SAS 72 or if requested by the Initial Purchasers or their counsel in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 75 of the AICPA, covering matters requested by the Initial Purchasers or their counsel; and

                     (vi) deliver such documents and certificates as may be
              reasonably requested by the Majority Holders and the Managing Underwriters, if any, and customarily delivered in similar offerings, including those to evidence compliance with Section 5(m) and with any conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors.

              The foregoing actions set forth in clauses (iii), (iv), (v) and
       (vi) of this Section 5(t) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

              (u) The Company and the Guarantors shall, in the case of a Shelf Registration, use its best efforts to cause all Notes to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company and the Guarantors are then listed if requested by the Majority Holders, to the extent such Notes satisfy applicable listing requirements.

       6. Registration Expenses; Remedies.

              (a) The Company and the Guarantors shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3, 4 and 5 hereof, including without limitation: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters, any Holders or the Market Maker in connection with blue sky qualification of any of the Notes), (iii) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of the Trustee and its counsel, (v) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and, in the case of an Exchange Offer Registration Statement, the fees and expenses of counsel to the Initial Purchasers acting in connection therewith and, in the case of a Market-Making Registration Statement, the expenses of the Market Maker (including the fees and expenses of counsel to the Market Maker) (vi) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters, the Holders or the Market Maker (other than fees and expenses set forth in clauses (ii) and (v) above) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Notes by a Holder.

              (b) If any of the following occurs:

                     (i) the Company and the Guarantors fail to file the
              Exchange Offer Registration Statement on or prior to the Exchange Offer Filing Deadline or the Shelf Registration Statement on or prior to the Shelf Filing Deadline, as the case may be, or, if that day is not a Business Day, then the next day that is a Business Day;

                     (ii) the Exchange Offer Registration Statement or the Shelf
              Registration Statement, as the case may be, is not declared effective by the Commission on or prior to the Exchange Offer Effectiveness Deadline or the Shelf Effectiveness Deadline, respectively, or, if that day is not a Business Day, then the next day that is a Business Day;

                     (iii) the Company and the Guarantors fail to consummate the
              Exchange Offer by the Exchange Offer Consummation Deadline; or

                     (iv) the Exchange Offer Registration Statement or the Shelf
              Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in this Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company and the Guarantors will pay liquidated damages ("Liquidated Damages") to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $0.50 per $1,000 principal amount of Notes.

              (c) The Company and the Guarantors shall pay all accrued Liquidated Damages on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

              (d) Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

              (e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by them to comply with their obligations under Sections 2, 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 2, 3 and 4 hereof.

       7. Indemnification and Contribution.

              (a) In connection with any Registration Statement, the Company and the Guarantors agree to indemnify and hold harmless each Holder of Notes covered thereby (including the Initial Purchasers, the Market Maker and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 5(h) hereof, each Exchanging Dealer) the directors, officers, employees and agents of such Holder and each person who controls such Holder within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company and the Guarantors will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of any indemnified party specifically for inclusion therein; provided further, however, that the Company and the Guarantors will not be liable in any case with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto to the extent that any such loss, claim, damage or liability (or action in respect thereof) resulted from the fact that any indemnified party sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented, if the Company and the Guarantors had previously complied with the provisions of Section 5(c)(2) and 5(f) or 5(h) hereof and if the untrue statement contained in or omission from such preliminary Prospectus or Prospectus was corrected in the Prospectus as then amended or supplemented. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have.

              The Company and the Guarantors also agree to indemnify or contribute to Losses of, as provided in Section 7(d) hereof, any underwriters of Notes registered under a Shelf Registration Statement, their employees, officers, directors and agents and each person who controls such underwriters on the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(s) hereof.

              (b) Each Holder of Notes covered by a Registration Statement (including the Initial Purchasers, the Market Maker and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 5(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless
       (i) the Company and the Guarantors, (ii) each of the directors of the Company or any of the Guarantors, (iii) each of the officers of the Company or any of the Guarantors who signs such Registration Statement and (iv) each Person who controls the Company or any of the Guarantors within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to each such Holder, but only with respect to written information furnished to the Company and the Guarantors by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

              (c) Promptly after receipt by an indemnified party under this
       Section 7 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or commencement of that action; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized by the indemnifying party in writing, or (ii) such indemnified party shall have been advised by such counsel that there may one or more legal defenses available to it that are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) at any time for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. An indemnifying party will not, (i) without the prior written consent of the indemnified parties (which consent shall not be unnecessarily withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

              (d) In the event that the indemnity provided in paragraph (a) or
       (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement that resulted in such Losses; provided, however, that in no case shall the Initial Purchasers or any subsequent Holder of any Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of an Exchange Note, applicable to the Note that was exchangeable into such Exchange Note, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such underwriter under the Registration Statement that resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses). Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Initial Notes or Exchange Notes, as applicable, registered under the Securities Act. Benefits received by any Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement that resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
       Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or any of the Guarantors within the meaning of either the Securities Act or the Exchange Act, each officer of the Company or any of the Guarantors who shall have signed the Registration Statement and each director of the Company or any of the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

              (e) The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company or any of the Guarantors or any of their respective officers, directors or controlling persons referred to in Section 7 hereof, and will survive the sale by a Holder of Notes covered by a Registration Statement.

       8. Rule 144A.

       The Company and the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act, if applicable, in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

       9. Participation In Underwritten Registrations.

       No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

       10. Selection Of Underwriters.

       The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company and the Guarantors.

       11. Miscellaneous.

              (a) No Inconsistent Agreement. Neither the Company nor any of the Guarantors has, as of the date hereof, entered into, nor shall any of them, on or after the date hereof, enter into, any agreement that conflicts with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

              (b) Amendments and Waivers. The provisions of this Agreement, except for Section 3 and the following sentence, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement (with the exception of Section 3 and the following sentence) may not be given, unless the Company and the Guarantors have obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Notes (or, after the expiration of any Exchange Offer in accordance with Section 2 hereof, of Exchange Notes); provided that with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Company and the Guarantors shall obtain the written consent of the

       Initial Purchasers. The provisions of Section 3 of this Agreement and the provisions of this sentence may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions of Section 3 or this sentence may not be given, unless the Company and the Guarantors have obtained the written consent of the Market Maker. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Initial Notes or Exchange Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes being sold rather than registered under such Registration Statement.

              (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                     (i) if to a Holder, at the most current address given by
              such Holder to the Company in accordance with the provisions of this Section 11(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Trustee, with a copy in like manner to Lehman Brothers Inc.;

                     (ii) if to the Initial Purchasers, at Lehman Brothers Inc.,
              745 Seventh Avenue, New York, NY 10019, Attention: Michael Konigsberg, Fax: (646) 758-4247, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, Attention: Rod Miller, Fax: (212) 310-8007;

                     (iii) if to the Company and the Guarantors, at Hanger
              Orthopedic Group, Inc., Two Bethesda Metro Center, Suite 1200, Bethesda, MD 20814, Attention: Ivan R. Sabel, Fax: (301) 986-0702, with a copy to Foley & Lardner, 3000 K Street, N.W., Suite 500, Washington, DC 20007-5109, Attention: Jay W. Freedman, Esq., Fax:
              (202) 672-5399; and

                     (iv) if to the Market Maker, at J.P. Morgan Securities
              Inc., 270 Park Avenue, 4th Floor, New York, NY 10017, Attention:
              High Yield Capital Markets, Fax: (212) 270-0994, with a copy to JPMorgan Chase Bank, Legal Department, 270 Park Avenue, 40th Floor, New York, NY 10017, Attention: Stuart D. Fishman, Fax:
              (212) 270-7473.

              All such notices and communications shall be deemed to have been duly given when received. The Initial Purchasers, the Company and the Guarantors, and the Market Maker, by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

              (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company and the Guarantors thereto, subsequent Holders of Initial Notes and/or Exchange Notes. The Company and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Initial Notes and/or Exchange Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

              (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

              (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

              (i) Initial Notes Held by the Company, Etc. Whenever the consent or approval of Holders of a specified percentage of the aggregate principal amount of Initial Notes or Exchange Notes is required hereunder, Initial Notes or Exchange Notes, as applicable, held by the Company and the Guarantors or their Affiliates (other than subsequent Holders of Initial Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Initial Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

       Please confirm that the foregoing correctly sets forth the agreements under the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers.

                                       Very truly yours,

                                       HANGER ORTHOPEDIC GROUP, INC.


                                       By:  /s/ George E. McHenry
                                            ------------------------------------
                                            Name: George E. McHenry
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                       A.D. CRAIG COMPANY
                                       ADVANCED ORTHOPEDIC TECHNOLOGIES, INC.
                                       ADVANCED ORTHOPEDIC TECHNOLOGIES
\                                       (CLAYTON), INC.
                                       DOBI-SYMPLEX, INC.
                                       E.A. WARNICK-POMEROY CO., INC.
                                       EUGENE TEUFEL & SON ORTHOTICS &
                                        PROSTHETICS, INC.
                                       FRANK J. MALONE & SON, INC.
                                       HANGER PROSTHETICS & ORTHOTICS, INC.
                                       HANGER PROSTHETICS & ORTHOTICS EAST, INC.
                                       HANGER PROSTHETICS & ORTHOTICS HOLDINGS,
                                        INC.
                                       HANGER PROSTHETICS & ORTHOTICS WEST, INC.
                                       HPO, INC.
                                       MEADOWBROOK ORTHOPEDICS, INC.
                                       MEDICAL ARTS O&P SERVICES, INC.
                                       OPNET, INC.
                                       ORTHOTIC & PROSTHETIC REHABILITATION
                                        TECHNOLOGIES, INC.
                                       PROGRESSIVE ORTHOPEDIC
                                       SOUTHERN PROSTHETIC SUPPLY, INC.
                                       UNIVERSITY ORTHOTIC & PROSTHETIC
                                        CONSULTANTS, LTD.


                                       By:  /s/ Glenn M. Lohrmann
                                            ------------------------------------
                                            Name: Glenn M. Lohrmann
                                            Title: Vice President, Secretary and
                                                   Treasurer

The foregoing Agreement is hereby
accepted as of the date first above written.

LEHMAN BROTHERS INC.



By:
     ------------------------------
     Name:
     Title:



For itself and as representative of the Initial Purchasers.

                                                                         ANNEX A


       Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B


       Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                         ANNEX C


       Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

                                                                         ANNEX D


       If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.